Exhibit 23.01

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110346, 333-115349, 333-115351, 333-116681, 333-119335) and Form S-8 (Nos. 333-108251, 333-105492, 333-105488, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-101692, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-40047, 333-34599, 333-27109, 333-18963, 333-53913, 33-48371, 33-43025, 33-34910, 33-32373, 33-22652, 33-17722) of Cadence Design Systems, Inc. of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of January 1, 2005 and January 3, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 1, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2005, and the effectiveness of internal control over financial reporting as of January 1, 2005, appearing elsewhere in this Form 10-K.

/s/ KPMG LLP
Mountain View, California
March 14, 2005